Exhibit 99.28


RESOLUTION OF THE BOARD OF DIRECTORS INCREASING THE APPLICABLE LIMIT ON ANNUAL BENEFITS PAYABLE TO BRUCE MACLIN AND BART HILL PURSUANT TO THEIR AMENDED AND RESTATED EXECUTIVE SALARY CONTINUATION AGREEMENTS DATED JUNE 18, 2004.


The Bank and Messrs. Maclin and Hill are parties to certain Executive Salary Continuation Agreements, as amended, which were initially entered into in 1996 and amended several times since then. On, January 22, 2005, the Board approved an increase in the applicable limit on annual benefits payable under these Continuation agreements from $250,000 to $300,000.